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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in the Registration Statement on Form S-1 of Metastorm Inc. and Subsidiaries of our report dated October 22, 2007, which appears on pages F45 - F55 of this Registration Statement on Form S-1 for the years ended June 30, 2007 and 2006, and to reference to our Firm under the caption "Experts" per page 135 in the Prospectus.

/s/ Virchow Krause & Company LLP

Southfield, Michigan
May 13, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM